VOTING AND STOCK OPTION AGREEMENT

          VOTING AND STOCK OPTION AGREEMENT (this "Agreement"), dated as of October 2, 2000, by and between Minnesota Mining and Manufacturing Company, a Delaware corporation ("Parent"), Robinson Nugent, Inc., an Indiana corporation (the "Company"), and the Stockholders listed on Schedule A hereto (collectively, the "Stockholders").

                                  RECITALS

          A. Parent, Barbados Acquisition, Inc., ("Merger Sub") an Indiana Corporation and wholly owned Subsidiary of Parent, and the Company, are entering into an Agreement and Plan Merger of even date herewith (the "Merger Agreement") providing for a business combination between Parent and the Company.

          B. As of the date of this Agreement, the Stockholders own beneficially and of record the Common Shares of the Company ("Company Common Shares") set forth opposite their respective names on Schedule A (Company Common Shares owned by each Stockholder are referred to as such Stockholder's "Owned Shares").

          C. Subject to the terms and conditions of the Merger Agreement, the Stockholders will receive shares ("Parent Shares") of the Parent's common stock, par value $0.01 per share ("Parent Common Stock") in exchange for the Shares (as defined in Section 1) held by them at the Effective Time.

          D. As an inducement and a condition to Parent's willingness to enter into the Merger Agreement, Parent, the Company and the Stockholders are entering into this Agreement.

          E. Capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement.

          F. This Agreement and the Merger Agreement are being entered into simultaneously.

          NOW, THEREFORE, in consideration of the execution and delivery by Parent of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, and intending to be legally bound hereby, the parties agree as follows:

          1. Voting Agreement. Each Stockholder agrees in accordance with
Section 23-1-32-1 of the IBCL that, at any meeting of the stockholders of the Company (a "Company Stockholders' Meeting"), however called, and at every adjournment or postponement thereof, he, she or it shall (i) appear at the meeting or otherwise cause his, her or its Owned Shares, together with any Company Common Shares acquired by the Stockholder after the date of this Agreement whether upon the exercise of options or warrants conversion of convertible securities or otherwise (the Stockholder's acquired shares, together with the Stockholder's Owned Shares, are referred to as the Stockholder's "Shares"), to be counted as present thereat for purposes of establishing a quorum, (ii) vote, or execute consents in respect of, his, her or its Shares, or cause his, her or its Shares to be voted, or consents to be executed in respect thereof, in favor of the approval and adoption of the Merger Agreement, and any action required in furtherance thereof and (iii) for the period commencing the date hereof and ending 90 days after the date of termination of the Merger Agreement, vote, or execute consents in respect of, his, her or its Shares, or cause his, her or its Shares to be voted, or consents to be executed in respect thereof, against any agreement or transaction relating to any Acquisition Proposal presented for the Stockholders of the Company or in respect of which vote of consent of the Stockholder is requested or sought.

          2. Irrevocable Proxy. As security for the Stockholders' obligations under Section 1, each of the Stockholders hereby irrevocably constitutes and appoints Parent as his, her or its attorney and proxy in accordance with the provisions of Section 23-1-30-3 of the IBCL, with full power of substitution and resubstitution, to cause the Stockholder's shares to be counted as present at any Company Stockholders Meetings to vote his, her or its Shares at any Company Stockholders' Meeting, however called, and execute consents in respect of his, her or its shares as and to the extent provided in Section 1. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to his, her or its Shares that he, she or it may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be granted (and if granted, shall not be effective) by any Stockholder with respect thereto, other than for the sole purpose of voting Shares as contemplated by, or other than in a manner inconsistent with the Stockholders obligations under Section 1.

          3. Option. (a) Subject to the terms and conditions set forth in this Agreement, each of the Stockholders hereby grants to Parent an irrevocable option (the "Option") to purchase (i) the number of Shares set forth next to such Stockholder's name on Exhibit A hereto (as adjusted as set forth herein) and any other Shares owned by such Stockholder beneficially or acquired after the date of this Agreement, at a purchase price of $19.00 (as adjusted as set forth herein) per Share (the "Purchase Price").

          (b) The Option may be exercised by Parent, in whole at any time prior to the earlier of (i) the date upon which the Effective Time (as defined in the Merger Agreement) occurs and (ii) the date fifteen business days after the date of termination of the Merger Agreement.

          (c) In the event that Parent wishes to exercise the Option, it shall send to the Stockholders a written notice (the date of each such notice being herein referred to as a "Notice Date") to that effect, which notice also specifies a date not earlier than three business days nor later than 30 business days from the Notice Date for the closing of such purchase (an "Option Closing Date"); provided, however, that (i) if the closing of a purchase and sale pursuant to the Option (an "Option Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which the restriction on consummation has expired or been terminated and (ii) without limiting the foregoing, if prior notification to or approval of any regulatory authority is required in connection with the purchase, Parent and the Stockholders shall promptly file the required notice or application for approval and shall cooperate in the expeditious filing of such notice or application, and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (A) any required notification period has expired or been terminated or (B) any required approval has been obtained, and in either event, any requisite waiting period has expired or been terminated. Each of Parent and the Stockholders agrees to use commercially reasonable efforts to cooperate with and provide information to the other, for the purpose of any required notice or application for approval. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. The place of any Option Closing shall be at the offices of Parent, 3M Center, St Paul, MN 55133 and the time of the Option Closing shall be 10:00 a.m. (Central Time) on the applicable Option Closing Date.

          (d) At any Option Closing, Parent shall pay to each Stockholder in immediately available funds by wire transfer to a bank account designated in writing by such Stockholder an amount equal to the Purchase Price multiplied by the number of Shares being delivered by such Stockholder; provided, that failure or refusal of any Stockholder to designate a bank account shall not preclude Parent from exercising the Option, in whole or in part.

          (e) At any Option Closing, simultaneously with the delivery of immediately available funds as provided above, each Stockholder shall deliver to Parent a certificate or certificates representing its pro rata portion of the Shares to be purchased at such Option Closing, which Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever.

          (f) In the event of any change in the Company Common Shares by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares or similar transaction, the type and number of Shares subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, so that Parent shall receive upon exercise of the Option the number and class of shares or other securities or property that Parent would have received in respect of the Option Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

          4. Registration Rights. The Company shall, if requested by Parent at any time and from time to time within two years after the date of first exercise of the Option, as expeditiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all securities that have been acquired by exercise by Parent of the Option, in accordance with the intended method of sale or other disposition stated by Parent, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision; and the Company shall use commercially reasonable efforts to qualify such securities under any applicable state securities laws. Parent agrees to use reasonable best efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis. The Company shall use reasonable best efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 90 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of the Company to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 90 calendar days in the aggregate with respect to any registration statement if the Board of Directors of the Company shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect the Company or would interfere with a planned merger, sale of material assets, recapitalization or other significant corporate action (other than the issuance of equity securities). Any registration statement prepared and filed under this
Section 4, and any sale covered thereby, shall be at the Company's expense except for underwriting discounts or commissions and brokers' fees, which shall be borne solely by Parent. Parent shall provide in writing all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section, the Company effects a registration under the Securities Act of the Company's equity securities for its own account or for any other of its stockholders (other than on Form S-4 or Form S-8, or any successor form), it shall allow Parent the right to participate in such registration; provided however, that, if the managing underwriters of such offering advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering on a commercially reasonable basis, priority shall be given to the securities intended to be included therein by the Company for its own account and, thereafter, the Company shall include the securities requested to be included therein by Parent pro rata with the securities intended to be included therein by other stockholders of the Company. In connection with any registration pursuant to this Section, Parent and the Company shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

          5. Representations and Warranties of Parent. Parent represents and warrants to the Stockholders as follows:

          (a) Organization; Due Authorization; Enforceability. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has full corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and to general principles of equity.

          (b) No Conflicts. No authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by Parent of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Parent will not constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien or encumbrance upon any of the properties or assets of Parent under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Parent is a party or by which its properties or assets are bound, other than breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, in the aggregate, would not materially impair the ability of Parent to perform its obligations hereunder.

          (c) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent.

          6. Representations and Warranties of the Stockholders. Each Stockholder hereby severally and not jointly represents and warrants to Parent as follows:

          (a) Organization; Due Authorization; Enforceability. If the Stockholder is a corporation or other entity, the Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Stockholder has full power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Stockholder, and no other proceedings on the part of the Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and to general principles of equity.

          (b) Ownership of Shares of Company Common Shares; Voting Rights. Except as set forth on Schedule A, the Stockholder owns, of record and beneficially, the shares of Company Common Shares set forth opposite the Stockholder's name on Schedule A. The Stockholder has sole voting power with respect to his, her or its Owned Shares. Except pursuant to this Agreement or as set forth on Schedule A, the Stockholder's Owned Shares and the Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of such Owned Shares. Upon the exercise of the Option and the delivery to Parent by Stockholder of a certificate or certificates evidencing the Shares, Parent will receive good, valid and marketable title to the Shares, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's voting rights, charges and other encumbrances of any nature whatsoever.

          (c) No Conflicts. No authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by such Stockholder of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien or encumbrance upon any of the properties or assets of such Stockholder under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which such Stockholder is a party or by which his, her or its properties or assets are bound, other than breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, in the aggregate, would not materially impair the ability of such Stockholder to perform his, her or its obligations hereunder.

          (d) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

          7. Representations and Warranties of the Company. The Company represents and warrants to Parent as follows:

          (a) Organization; Due Authorization; Enforceability. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. The Company has full corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and to general principles of equity.

          (b) No Conflicts. No authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company will not constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien or encumbrance upon any of the properties or assets of the Company under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which the Company is a party or by which its properties or assets are bound, other than breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, in the aggregate, would not materially impair the ability of the Company to perform its obligations hereunder.

          (c) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

          (d) State Takeover Statutes. The Board of Directors of the Company has approved the Merger and this Agreement and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated by this Agreement, the provisions of IC 23-1-43 to the extent, if any, such section is applicable to the transactions contemplated by this Agreement. The Board of Directors of the Company has amended the bylaws of the Company so as to render inapplicable to this Agreement the provisions of IC 23-1-42. To the Company's knowledge, no other state takeover statute or similar statute or regulation applies to the transactions contemplated hereby.

          (e) Rights Agreement. No "Distribution Date" or "Triggering Event" (as such terms are defined in the Rights Agreement, dated as of April 21, 1998, between the Company and Compushare Investor Services, LLC, as successor rights agent, as amended (the "Rights Agreement")) has occurred as of this date. This Agreement, and the consummation of the transactions contemplated hereunder have been approved by at least two-thirds (2/3) of the Disinterested Directors (as defined in the Rights Agreement). The Rights Agreement has been amended so that neither the execution or delivery of this Agreement, nor the exchange of the Company Common Shares for the shares of Parent Common Stock and cash in accordance with Article II of the Merger Agreement will cause (A) the Rights issued pursuant to the Rights Agreement to become exercisable under the Rights Agreement, (B) Parent or Merger Sub to be deemed an "Acquiring Person" (as defined in the Rights Agreement), or (C) the "Shares Acquisition Date" or a "Triggering Event" (each as defined in the Rights Agreement) to occur upon any such event. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the ability of any Person to exercise any Rights or cause the Rights to separate from the shares of Company Common Shares to which they are attached or to be triggered or become exercisable.

          8. Stockholder Covenants. Each Stockholder hereby severally covenants and agrees as follows:

          (a) Each Stockholder hereby agrees, during the period commencing on the date hereof and ending 90 days after the termination of the Merger Agreement, except as contemplated hereby, not to sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of (all of the foregoing, "Sell", "Sold" or "Sale", as the case may be), any of the Owned Shares or Shares, provided, however, that such Stockholder may transfer, pledge, encumber, assign or otherwise dispose the Owned Shares or Shares as a gift, in which case, as a condition of the gift, the Stockholder must require the person to which any such Owned Shares or Shares are to be transferred, pledged, encumbered, assigned or otherwise disposed of to agree in writing, pursuant to an agreement reasonably satisfactory to Parent to which Parent is an express third-party beneficiary, that with respect to such Owned Shares or Shares such person shall be subject to the restrictions and obligations hereunder as if such person was a Stockholder hereunder, (ii) not to grant any proxies, powers of attorney or other authorization or consent, deposit any shares of capital stock of the Company into a voting trust or enter into a voting agreement with respect to any such Shares and (iii) not to take any action that would make any representation or warranty of such Stockholder contained in this Agreement untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing his, her or its obligations under this Agreement.

          (b) Such Stockholder hereby agrees, during the period commencing on the date hereof and ending 90 days after the termination of the Merger Agreement, to promptly notify Parent of the number of new shares of capital stock of the Company acquired by such Stockholder, if any, after the date of this Agreement.

          (c) Such Stockholder shall immediately cease any discussions or negotiations with any parties other than Parent that may be ongoing with respect to an Acquisition Proposal. For so long as Section 5.2 of the Merger Agreement is in effect, such Stockholder shall not (i) solicit, initiate or encourage any inquiries or the making of any Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding any Acquisition Proposal, except to the extent such discussions or negotiations are participated in by the Stockholder in his or her capacity as a director of the Company in accordance with the terms of the Merger Agreement.

          9. Non Competition; Non-Solicitation.

          (a) Upon the terms and subject to the conditions set forth in this Section 9, each Stockholder covenants and agrees that, as a material consideration running to Parent for the Parent entering into the Merger Agreement, for a period of five years from and after the earlier of the exercise of the Option hereunder or the Effective Time, each Stockholder will not engage in any business directly or indirectly in competition with the business as carried on, or as proposed to be carried on, by the Company or its subsidiaries or affiliates on the earlier of the exercise of the Option hereunder or the Effective Time, in the United States of America, or in any country or political subdivision of the world in which the Business is located or conducts business.

          (b) The term of the covenant contained in Section 9(a) hereof shall be tolled with respect to any Stockholder for the period commencing on the date any successful action is filed for injunctive relief or damages arising out of a breach by such Stockholder of Section 9(a) hereof and ending upon final adjudication (including appeals) of such action.

          (c) If, in any judicial proceeding, the court shall refuse to enforce the covenant contained in Section 9(a) hereof because the time limit is too long, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding such time limitation shall be deemed reduced to the extent necessary to permit enforcement of such covenant. If, in any judicial proceeding, the court shall refuse to enforce the covenant contained in Section 9(a) hereof because it is more extensive (whether as to geographic area, scope of business or otherwise) than necessary to protect the business and goodwill of Parent, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding the geographic area, scope of business or other aspect shall be deemed reduced to the extent necessary to permit enforcement of such covenant.

          (d) Each Stockholder acknowledges that a breach of Section 9(a) hereof would cause irreparable damage to Parent, and in the event of each Stockholder's actual or threatened breach of the provisions of Section 9(a) hereof, Parent shall be entitled to a temporary restraining order and an injunction restraining each Stockholder from breaching such covenants without the necessity of posting bond or proving irreparable harm, such being conclusively admitted by each Stockholder. Nothing shall be construed as prohibiting Parent from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from each Stockholder.

          (e) Each Stockholder covenants and agrees that, for a period of one year, following the earlier of the exercise of the Option hereunder or the Effective Time, he or she will not, and will cause his or her affiliates not to, directly or indirectly, solicit for employment any employee of the Company or any of its affiliates who is engaged in the business of the Company and was an employee of the Company as of the date hereof to become an employee or otherwise provide services to such Stockholder or any of its affiliates.

          10. Miscellaneous.

          (a) Fees and Expenses. Except as otherwise provided in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.

          (b) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          (c) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF INDIANA, WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES OR PRINCIPLES.

          (d) Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                        If to a Stockholder:

                        to the address set
                        forth beneath the name
                        of such Stockholder on
                        Schedule A

                        If to Parent:

                        Minnesota Mining and Manufacturing Company
                        3M Center
                        St. Paul, Minnesota  55114
                        Telecopy:  (651) 736-9469
                        Attention:  General Counsel

                        With a copy to:

                        Minnesota Mining and Manufacturing Company
                        3M Center
                        St. Paul, Minnesota  55114
                        Telecopy:  (651) 736-9469
                        Attention:  Gregg Larson

                        with a further copy to:

                        Fried, Frank, Harris, Shriver & Jacobson
                        One New York Plaza
                        New York, New York  10004
                        Attention:  Jean Hanson, Esq.
                        Telecopy No.:  (212) 859-4000

                        If to the Company:

                        To the address set
                        forth in the Merger Agreement
                        or to such  other  address
                        as any  party may have  furnished
                        to the other parties in writing in
                        accordance with this Section.

          (e) Assignment; Binding Effect; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement (including the obligations of each Stockholder under Sections 1 and 2 hereof) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          (f) ENFORCEMENT. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT, SUBJECT TO THE NEXT SENTENCE, THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF IN ANY COURT OF THE UNITED STATES OR ANY STATE HAVING JURISDICTION, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY.

          (g) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

          IN WITNESS WHEREOF, Parent and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.


                                    Minnesota Mining and
                                    Manufacturing Company

                                    By:  /s/ Robert J. Burgstahler
                                       ------------------------------------
                                       Name:  Robert J. Burgstahler
                                       Title: Vice President, Finance and
                                              Administrative Services


                                    ROBINSON NUGENT, INC.

                                    By: /s/ Larry W. Burke
                                       ---------------------------------------
                                       Name:  Larry W. Burke
                                       Title: President and CEO


                                    STOCKHOLDERS

                                    /s/ Samuel C. Robinson
                                    ---------------------------------------
                                    Samuel C. Robinson

                                    /s/ James W. Robinson
                                    ---------------------------------------
                                    James W. Robinson

                                    /s/ Patrick C. Duffy
                                    ---------------------------------------
                                    Patrick C. Duffy

                                    /s/ Larry W. Burke
                                    ---------------------------------------
                                    Larry W. Burke

                                 SCHEDULE A


         STOCKHOLDER                       OPTIONS            SHARES
         -----------                       -------            ------

         Samuel C. Robinson                -0-                1,115,360
         226 Barefoot Beach Blvd
         Bonita Springs, FL 34134

         James W. Robinson                 34,000             280,741
         7621 State Road 62
         Lanesville, IN 47136

         Patrick C. Duffy                  88,000             37,099
         583 Clubside Circle
         Venice, FL 34293

         Larry W. Burke                    97,650             162,451
         205 Ponder Way
         Clarksville, IN 47129